EXHIBIT 99.1
Vanguard Health Systems Reports Fourth Quarter and Year End Fiscal 2013 Results

NASHVILLE, Tenn. - August 19, 2013 - Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for its fourth fiscal quarter and year ended June 30, 2013.
Fourth Quarter Fiscal 2013 Key Metrics (all percentage changes compare Q4 FY2013 to Q4 FY2012):
Consolidated and Same Store:

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $14.5 million, or $0.18 per diluted share, compared to $19.3 million, or $0.24 per diluted share, during the prior year period. The prior year period was positively impacted by a lower than expected 9 percent effective income tax rate resulting from changes to state laws in Michigan and adjustments to state deferred tax asset valuation allowances on loss carryforwards in other states.

•	Adjusted EBITDA was $141.5 million compared to $140.8 million during the prior year period.

•	Discharges decreased 3.3 percent.

•	Adjusted discharges decreased 1.6 percent.

•	Patient revenue per adjusted discharge increased 1.5 percent.

Fiscal 2013 Key Metrics (all percentage changes compare fiscal year 2013 to fiscal year 2012):
Consolidated:

•	Total revenues increased $50.4 million or 0.8 percent.

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $61.9 million, or $0.75 per diluted share, compared to $57.3 million, or $0.71 per diluted share, during the prior year. The prior year amount was positively impacted by $22.3 million, or $0.28 per diluted share, related to reimbursement updates for the rural floor provision of the Balanced Budget Act of 1997 and revised Supplemental Security Income ratios.

•	Adjusted EBITDA was $555.5 million compared to $575.7 million during the prior year. The prior year amount was positively impacted by $34.6 million related to the reimbursement updates.

Same Store:

•	Patient revenue per adjusted discharge increased 1.2 percent, absent the impact of the prior year reimbursement updates.

•	Discharges decreased 2.6 percent.

•	Adjusted discharges decreased 1.2 percent.

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income attributable to Vanguard Health Systems, Inc. stockholders for the quarters and years ended June 30, 2012 and 2013 is included in this release.
As previously announced, we have signed a definitive agreement and plan of merger to be acquired by Tenet Healthcare Corporation (NYSE: THC) (“Tenet”). Completion of the transaction remains subject to the satisfaction or waiver of certain customary closing conditions. The transaction is expected to close early in our second quarter of fiscal 2014. As a result of the proposed merger, we will not have a conference call to discuss our financial results for the fourth quarter and fiscal year ended June 30, 2013.
Fourth Quarter Analysis
Consolidated total revenues increased $62.7 million, or 4.3 percent, during the fourth quarter of fiscal 2013 compared to the prior year period. Health plan premium revenues increased $18.5 million, or 11.1 percent, during the fourth quarter of fiscal 2013 compared to the prior year period as a result of a capitation rate increase at Phoenix Health Plan ("PHP"), increased enrollment at Abrazo Advantage Health Plan in Arizona and the addition of ProCare Health Plan in Michigan. Health plan claims expense increased significantly during the fourth quarter of fiscal 2013 compared to the prior year period due to provider rate increases mandated by the Arizona Health Care Cost Containment System ("AHCCCS") for certain services, most of which were effective April 1, 2013, and changes in actuarial assumptions related to the acuity of certain member groups.

Uncompensated care as a percentage of net patient revenues (prior to uncompensated care deductions) was 21.6 percent during the fourth quarter of fiscal 2013 compared to 19.5 percent during the prior year period.
Substantially all of the acquisition related expenses of $7.9 million during the fourth quarter of fiscal 2013 related to legal, advisory and other costs associated with the Tenet transaction. During the fourth quarter of fiscal 2013, we also incurred $5.2 million in severance costs related to our restructuring of the Detroit market operations and recognized a $14.6 million gain on disposal of assets, substantially all of which related to our sale of a portion of our laboratory business in Illinois in June 2013.

Fiscal Year Analysis
Consolidated total revenues increased $50.4 million, or 0.8 percent, during the year ended June 30, 2013 compared to the prior year. Health plan premium revenues, on a same store basis, decreased $34.4 million, or 4.7 percent, during the year ended June 30, 2013 compared to the prior year due to the full year impact of the changes to Medicaid eligibility made by AHCCCS, effective October 1, 2011, and the resulting impact on PHP's enrollment. Uncompensated care as a percentage of net patient revenues (prior to uncompensated care deductions) was 21.3 percent during the year ended June 30, 2013 compared to 19.1 percent for the prior year, absent the impact of the prior year reimbursement updates.

Balance Sheet and Cash Flows
As of June 30, 2013, we had cash of $624.0 million and total debt of $2,996.2 million. These balances reflect the impact of the additional $300.0 million of borrowings under our term loan credit facility during the third quarter of fiscal 2013.
Cash flows from operating activities improved by $187.2 million during the year ended June 30, 2013 compared to the prior year. Changes in net operating assets and liabilities negatively impacted operating cash flows by $64.8 million during the year ended June 30, 2013 compared to a negative impact of $292.8 million during the prior year. We made $206.3 million of interest and income tax payments during the year ended June 30, 2013, which was $39.4 million higher than these payments during the prior year. Interest payments were higher due to the additional senior notes issued in March 2012, while income tax payments increased as a result of the utilization of significantly all of our federal net operating loss carryforwards during the year ended June 30, 2012. Net days in accounts receivable decreased to 46 days at June 30, 2013 compared to 50 days at June 30, 2012.
Capital expenditures increased 43.4 percent to $420.5 million during the year ended June 30, 2013 compared to the prior year primarily due to increased spending related to The Detroit Medical Center specified capital project commitments and the start of construction of a new hospital in New Braunfels, Texas and other expansion projects.

About Vanguard Health Systems
We own and operate 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Detroit, Michigan; metropolitan Phoenix, Arizona; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Our strategy is to develop locally branded, comprehensive health care delivery networks in urban and suburban markets.
Cautionary Statement about Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by safe harbors created thereby. Forward-looking statements are those statements that are based upon management's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These factors, risks and uncertainties include, among others, the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Tenet; the failure of the merger to close for any reason, including the failure to satisfy the conditions to consummation of the merger, including receipt of regulatory approvals; the outcome of any legal proceedings that have been or may be instituted against us and others relating to the merger agreement; risks that the proposed merger disrupts our current plans and operations and the potential difficulties in employee retention as a result of the merger; the effect of the pending merger on our physician and patient relationships, operating results and businesses generally; the amount of the costs, fees, expenses and charges related to the merger; the merger agreement restricts our ability to take certain actions without Tenet's approval, including making certain acquisitions, dispositions, investments or capital expenditures and entering into, terminating or amending material contracts; our high degree of leverage and interest rate risk; governmental regulation of the health care industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the

Budget Control Act of 2011 and other future deficit reduction plans; weakened economic conditions and volatile capital markets; potential adverse impact of known and unknown governmental investigations and audits; increased compliance costs from further government regulation of the health care industry and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations; the highly competitive nature of the health care industry; potential lawsuits or other claims asserted against us; the currently unknown effect on us of the major federal health care reforms enacted by Congress in March 2010, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or other potential additional federal or state health care reforms, including that states may opt out of the Medicaid expansion; our ability to grow our business and successfully implement our business strategies, including growing our ambulatory care services platform; the ability to hire and retain health care professionals; the ability to meet capital needs, including the ability to manage indebtedness; and other risk factors described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
Our forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to rely on such forward-looking statements when evaluating the information contained in this press release. In light of significant uncertainties inherent in the forward-looking statements included in this press release, you should not regard the inclusion of such information as a representation by us that the objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our financial condition, results of operations or cash flows.

We use our company website to provide important information to investors about the company, including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions, except share and per share amounts)

	Quarter ended June 30,
	2012		2013
Patient service revenues	$1,425.9	98.0%	$1,517.0	100.0%
Less: Provision for doubtful accounts	(137.9)	(9.5)	(184.8)	(12.2)
Patient service revenues, net	1,288.0	88.5	1,332.2	87.8
Premium revenues	166.8	11.5	185.3	12.2
Total revenues	1,454.8	100.0	1,517.5	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	657.7	45.2	667.0	44.0
Health plan claims expense	120.3	8.3	156.0	10.3
Supplies	234.6	16.1	229.3	15.1
Purchased services	142.3	9.8	160.8	10.6
Rents and leases	19.3	1.3	19.0	1.3
Other operating expenses	143.9	9.9	151.6	10.0
Medicare and Medicaid EHR incentives	(1.4)	(0.1)	(6.8)	(0.4)
Depreciation and amortization	67.0	4.6	63.0	4.2
Interest, net	50.4	3.5	47.7	3.1
Acquisition related expenses	0.2	—	7.9	0.5
Impairment and restructuring charges	—	—	5.2	0.3
Debt extinguishment costs	—	—	0.8	0.1
Loss (gain) on disposal of assets	1.2	0.1	(14.6)	(1.0)
Other	(0.9)	(0.1)	(3.8)	(0.3)
Income from continuing operations before income taxes	20.2	1.4	34.4	2.3
Income tax expense	(1.8)	(0.1)	(16.3)	(1.1)
Net income	18.4	1.3	18.1	1.2
Net loss (income) attributable to non-controlling interests	0.9	0.1	(3.6)	(0.2)
Net income attributable to Vanguard Health Systems, Inc. stockholders	$19.3	1.3%	$14.5	1.0%

Earnings per share attributable to Vanguard Health Systems, Inc. stockholders
Basic earnings per share	$0.25		$0.19
Diluted earnings per share	$0.24		$0.18

Weighted average shares outstanding (in thousands):
Basic	75,459		77,866
Diluted	79,148		80,209

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions, except share and per share amounts)

	Year ended June 30,
	2012		2013
Patient service revenues	$5,731.0	96.3%	$5,929.6	98.8%
Less: Provision for doubtful accounts	(539.4)	(9.1)	(667.3)	(11.1)
Patient service revenues, net	5,191.6	87.3	5,262.3	87.7
Premium revenues	757.4	12.7	737.1	12.3
Total revenues	5,949.0	100.0	5,999.4	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	2,746.9	46.2	2,740.6	45.7
Health plan claims expense	578.9	9.7	577.4	9.6
Supplies	911.6	15.3	917.0	15.3
Purchased services	547.3	9.2	611.8	10.2
Rents and leases	75.0	1.3	76.2	1.3
Other operating expenses	551.0	9.3	565.3	9.4
Medicare and Medicaid EHR incentives	(28.2)	(0.5)	(38.0)	(0.6)
Depreciation and amortization	258.3	4.3	257.1	4.3
Interest, net	182.8	3.1	197.0	3.3
Acquisition related expenses	14.0	0.2	8.1	0.1
Impairment and restructuring charges	(0.1)	—	5.2	0.1
Debt extinguishment costs	38.9	0.7	2.1	—
Loss (gain) on disposal of assets	0.6	—	(13.3)	(0.2)
Other	(6.6)	(0.1)	(16.9)	(0.3)
Income from continuing operations before income taxes	78.6	1.3	109.8	1.8
Income tax expense	(22.2)	(0.4)	(40.8)	(0.7)
Income from continuing operations	56.4	0.9	69.0	1.2
Income (loss) from discontinued operations, net of taxes	(0.5)	—	0.1	—
Net income	55.9	0.9	69.1	1.2
Net loss (income) attributable to non-controlling interests	1.4	—	(7.2)	0.1
Net income attributable to Vanguard Health Systems, Inc. stockholders	$57.3	1.0%	$61.9	1.0%

Earnings per share attributable to Vanguard Health Systems, Inc. stockholders
Basic earnings per share	$0.75		$0.78
Diluted earnings per share	$0.71		$0.75

Weighted average shares outstanding (in thousands):
Basic	75,255		77,146
Diluted	78,873		79,679

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Year ended
	June 30,		June 30,
	2012	2013	2012	2013
Net income attributable to Vanguard Health Systems, Inc. stockholders	$19.3	$14.5	$57.3	$61.9
Interest, net	50.4	47.7	182.8	197.0
Income tax expense	1.8	16.3	22.2	40.8
Depreciation and amortization	67.0	63.0	258.3	257.1
Non-controlling interests	(0.9)	3.6	(1.4)	7.2
Loss (gain) on disposal of assets	1.2	(14.6)	0.6	(13.3)
Equity method loss (income)	0.3	0.1	(1.5)	(1.8)
Stock compensation	2.7	0.9	9.2	6.4
Realized losses on investments	—	—	—	0.3
Acquisition related expenses	0.2	7.9	14.0	8.1
Debt extinguishment costs	—	0.8	38.9	2.1
Impairment and restructuring charges	—	5.2	(0.1)	5.2
Pension credits	(1.2)	(3.9)	(5.1)	(15.4)
Discontinued operations, net of taxes	—	—	0.5	(0.1)
Adjusted EBITDA (1)	$140.8	$141.5	$575.7	$555.5
____________________

(1)
Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income or loss, stock compensation, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30,	June 30,
ASSETS	2012	2013
Current assets:
Cash and cash equivalents	$455.5	$624.0
Restricted cash	2.4	6.5
Accounts receivable, net of allowance for doubtful accounts of $366.5 and $408.1, respectively	702.1	636.7
Inventories	97.0	101.7
Deferred tax assets	89.6	67.7
Prepaid expenses and other current assets	236.4	205.2
Total current assets	1,583.0	1,641.8
Property, plant and equipment, net of accumulated depreciation	2,110.1	2,325.0
Goodwill	768.4	789.9
Intangible assets, net of accumulated amortization	89.0	80.6
Deferred tax assets, noncurrent	71.2	46.6
Investments in securities	51.8	59.1
Escrowed cash for capital commitments	20.3	—
Other assets	94.3	99.6
Total assets	$4,788.1	$5,042.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$383.6	$394.9
Accrued salaries and benefits	226.0	211.7
Accrued health plan claims and settlements	74.8	72.6
Accrued interest	73.2	73.6
Other accrued expenses and current liabilities	219.9	227.9
Current maturities of long-term debt	11.2	16.9
Total current liabilities	988.7	997.6
Professional and general liability and workers compensation reserves	304.8	293.0
Unfunded pension liability	269.9	187.7
Other liabilities	174.7	117.2
Long-term debt, less current maturities	2,695.4	2,979.3
Commitments and contingencies
Redeemable non-controlling interests	53.1	61.8
Equity:
Vanguard Health Systems, Inc. stockholders' equity:
Common stock	0.8	0.8
Additional paid-in capital	403.3	399.0
Accumulated other comprehensive loss	(48.4)	(8.1)
Retained deficit	(60.6)	1.3
Total Vanguard Health Systems, Inc. stockholders' equity	295.1	393.0
Non-controlling interests	6.4	13.0
Total equity	301.5	406.0
Total liabilities and equity	$4,788.1	$5,042.6

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Year ended
	June 30,
Operating activities:	2012	2013
Net income	$55.9	$69.1
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	0.5	(0.1)
Depreciation and amortization	258.3	257.1
Amortization of loan costs and accretion of principal on notes	14.2	13.2
Acquisition related expenses	14.0	8.1
Stock compensation	9.2	6.4
Deferred income taxes	15.5	22.5
Loss (gain) on disposal of assets	0.6	(13.3)
Debt extinguishment costs	38.9	2.1
Other	(0.2)	0.4
Changes in operating assets and liabilities, net of the impact of acquisitions	(292.8)	(64.8)
Net cash provided by operating activities - continuing operations	114.1	300.7
Net cash provided by (used in) operating activities - discontinued operations	(0.5)	0.1
Net cash provided by operating activities	113.6	300.8

Investing activities:
Acquisitions and related expenses, net of cash acquired	(212.9)	(15.4)
Capital expenditures	(293.3)	(420.5)
Proceeds from asset disposal	2.8	17.1
Proceeds from sales of investments in securities	85.3	76.2
Purchases of investments in securities	(73.5)	(79.1)
Net reimbursements from (deposits to) restricted cash and escrow fund	(20.5)	17.0
Other investing activities	(1.1)	(1.4)
Net cash used in investing activities	(513.2)	(406.1)

Financing activities:
Payments of long-term debt and capital lease obligations	(553.1)	(22.0)
Proceeds from debt borrowings	452.2	300.0
Payments of debt issuance costs	(10.5)	(2.8)
Proceeds from the issuance of common stock	67.5	—
Payments of IPO related costs	(6.9)	—
Payments of tender premiums on note redemption	(27.6)	(0.5)
Other financing activities	(3.1)	(0.9)
Net cash provided by (used in) financing activities	(81.5)	273.8
Net increase (decrease) in cash and cash equivalents	(481.1)	168.5
Cash and cash equivalents, beginning of period	936.6	455.5
Cash and cash equivalents, end of period	$455.5	$624.0

Supplemental cash flow information:
Net cash paid for interest	$162.4	$184.1
Net cash paid for income taxes	$4.5	$22.2

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended June 30, 2012
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,298.3	100.0%	$—	—%	$(10.3)	$1,288.0
Premium revenues	—	—	166.8	100.0	—	166.8
Total revenues	1,298.3	100.0	166.8	100.0	(10.3)	1,454.8

Salaries and benefits (excludes stock compensation)	645.1	49.7	9.9	5.9	—	655.0
Health plan claims expense (1)	—	—	130.6	78.3	(10.3)	120.3
Supplies	234.5	18.1	0.1	0.1	—	234.6
Other operating expenses	294.4	22.7	11.1	6.7	—	305.5
Medicare and Medicaid EHR incentives	(1.4)	(0.1)	—	—	—	(1.4)
Segment EBITDA (2)	125.7	9.7	15.1	9.1	—	140.8
Less:
Interest, net	50.9	3.9	(0.5)	(0.3)	—	50.4
Depreciation and amortization	66.0	5.1	1.0	0.6	—	67.0
Equity method loss	0.3	—	—	—	—	0.3
Stock compensation	2.7	0.2	—	—	—	2.7
Loss on disposal of assets	1.2	0.1	—	—	—	1.2
Acquisition related expenses	0.2	—	—	—	—	0.2
Pension credits	(1.2)	(0.1)	—	—	—	(1.2)
Income from continuing operations before income taxes	$5.6	0.5%	$14.6	8.8%	$—	$20.2
___________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Quarter ended June 30, 2013
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,343.2	100.0%	$—	—%	$(11.0)	$1,332.2
Premium revenues	—	—	185.3	100.0	—	185.3
Total revenues	1,343.2	100.0	185.3	100.0	(11.0)	1,517.5

Salaries and benefits (excludes stock compensation)	657.2	48.9	8.9	4.8	—	666.1
Health plan claims expense (1)	—	—	167.0	90.1	(11.0)	156.0
Supplies	229.3	17.1	—	—	—	229.3
Other operating expenses	321.2	23.9	10.2	5.5	—	331.4
Medicare and Medicaid EHR incentives	(6.8)	(0.5)	—	—	—	(6.8)
Segment EBITDA (2)	142.3	10.6	(0.8)	(0.4)	—	141.5
Less:
Interest, net	46.7	3.5	1.0	0.5	—	47.7
Depreciation and amortization	61.9	4.6	1.1	0.6	—	63.0
Equity method loss	0.1	—	—	—	—	0.1
Stock compensation	0.9	0.1	—	—	—	0.9
Gain on disposal of assets	(14.6)	(1.1)	—	—	—	(14.6)
Acquisition related expenses	7.9	0.6	—	—	—	7.9
Debt extinguishment costs	0.8	0.1	—	—	—	0.8
Impairment and restructuring charges	5.2	0.4	—	—	—	5.2
Pension credits	(3.9)	(0.3)	—	—	—	(3.9)
Income (loss) from continuing operations before income taxes	$37.3	2.8%	$(2.9)	(1.5)%	$—	$34.4

___________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Year ended June 30, 2012
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$5,234.0	100.0%	$—	—%	$(42.4)	$5,191.6
Premium revenues	—	—	757.4	100.0	—	757.4
Total revenues	5,234.0	100.0	757.4	100.0	(42.4)	5,949.0

Salaries and benefits (excludes stock compensation)	2,699.9	51.6	37.8	5.0	—	2,737.7
Health plan claims expense (1)	—	—	621.3	82.0	(42.4)	578.9
Supplies	911.5	17.4	0.1	—	—	911.6
Other operating expenses	1,130.5	21.6	42.8	5.7	—	1,173.3
Medicare and Medicaid EHR incentives	(28.2)	(0.5)	—	—		(28.2)
Segment EBITDA (2)	520.3	9.9	55.4	7.3	—	575.7
Less:
Interest, net	184.7	3.5	(1.9)	(0.3)	—	182.8
Depreciation and amortization	253.9	4.9	4.4	0.6	—	258.3
Equity method income	(1.5)	—	—	—	—	(1.5)
Stock compensation	9.2	0.2	—	—	—	9.2
Loss on disposal of assets	0.6	—	—	—	—	0.6
Acquisition related expenses	14.0	0.3	—	—	—	14.0
Debt extinguishment costs	38.9	0.7	—	—	—	38.9
Impairment and restructuring charges	(0.1)	—	—	—	—	(0.1)
Pension credits	(5.1)	(0.1)	—	—	—	(5.1)
Income from continuing operations before income taxes	$25.7	0.5%	$52.9	7.0%	$—	$78.6

___________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Year ended June 30, 2013
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues (1)	$5,302.4	100.0%	$—	—%	$(40.1)	$5,262.3
Premium revenues	—	—	737.1	100.0	—	737.1
Total revenues	5,302.4	100.0	737.1	100.0	(40.1)	5,999.4

Salaries and benefits (excludes stock compensation)	2,696.5	50.9	37.7	5.1	—	2,734.2
Health plan claims expense (1)	—	—	617.5	83.8	(40.1)	577.4
Supplies	916.9	17.3	0.1	—	—	917.0
Other operating expenses	1,209.3	22.8	44.0	6.0	—	1,253.3
Medicare and Medicaid EHR incentives	(38.0)	(0.7)	—	—	—	(38.0)
Segment EBITDA (2)	517.7	9.8	37.8	5.1	—	555.5
Less:
Interest, net	196.4	3.7	0.6	0.1	—	197.0
Depreciation and amortization	252.9	4.8	4.2	0.6	—	257.1
Equity method income	(1.8)	—	—	—	—	(1.8)
Stock compensation	6.4	0.1	—	—	—	6.4
Gain on disposal of assets	(13.3)	(0.3)	—	—	—	(13.3)
Realized losses on investments	0.3	—	—	—	—	0.3
Acquisition related expenses	8.1	0.2	—	—	—	8.1
Debt extinguishment costs	2.1	—	—	—	—	2.1
Impairment and restructuring charges	5.2	0.1	—	—	—	5.2
Pension credits	(15.4)	(0.3)	—	—	—	(15.4)
Income from continuing operations before income taxes	$76.8	1.4%	$33.0	4.5%	$—	$109.8

___________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended
CONSOLIDATED AND SAME STORE:	June 30,
	2012	2013	% Change
Number of hospitals at end of period	28	28
Licensed beds at end of period	7,064	7,081
Discharges	70,983	68,610	(3.3)%
Adjusted discharges	131,641	129,533	(1.6)
Average length of stay	4.37	4.46	2.1
Patient days	310,284	306,253	(1.3)
Adjusted patient days	575,433	578,194	0.5
Patient revenue per adjusted discharge	$9,659	$9,807	1.5
Inpatient surgeries	17,016	16,923	(0.5)
Outpatient surgeries	33,062	32,155	(2.7)
Observation cases	18,753	19,754	5.3
Emergency room visits	310,495	308,145	(0.8)
Health plan member lives	234,500	238,500	1.7
Health plan claims expense percentage	72.1%	84.2%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	19.5%	21.6%

Net patient revenue payer mix:
Medicare	26.7%	26.6%
Medicaid	14.4	16.1
Managed Medicare	10.6	11.1
Managed Medicaid	9.9	11.0
Managed care	35.0	31.8
Commercial	1.3	1.5
Self-pay	2.1	1.9
Total	100.0%	100.0%

Discharges by payer:
Medicare	29.0%	28.9%
Medicaid	11.0	8.8
Managed Medicare	12.5	13.3
Managed Medicaid	17.6	18.1
Managed care	22.8	22.7
Commercial	0.5	0.6
Self-pay	6.6	7.6
Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Year ended June 30,
		(as adjusted)
CONSOLIDATED:	2012	2012 (1)	2013	% Change
Number of hospitals at end of period	28	28	28
Licensed beds at end of period	7,064	7,064	7,081
Discharges	285,026	285,026	282,607	(0.8)%
Adjusted discharges	518,118	518,118	521,752	0.7
Average length of stay	4.40	4.40	4.48	1.8
Patient days	1,254,121	1,254,121	1,267,183	1.0
Adjusted patient days	2,279,732	2,279,732	2,339,488	2.6
Patient revenue per adjusted discharge	$9,637	$9,541	$9,632	1.0
Inpatient surgeries	67,258	67,258	66,231	(1.5)
Outpatient surgeries	127,402	127,402	125,232	(1.7)
Observation cases	71,858	71,858	76,580	6.6
Emergency room visits	1,220,357	1,220,357	1,250,800	2.5
Health plan member lives	234,500	234,500	238,500	1.7
Health plan claims expense percentage	76.4%	76.4%	78.3%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	19.0%	19.1%	21.3%

Net patient revenue payer mix:
Medicare	28.0%	27.3%	27.4%
Medicaid	14.2	14.3	13.8
Managed Medicare	10.7	10.8	11.7
Managed Medicaid	9.7	9.8	10.6
Managed care	34.3	34.7	33.1
Commercial	1.3	1.3	1.5
Self-pay	1.8	1.8	1.9
Total	100.0%	100.0%	100.0%

Discharges by payer:
Medicare	29.2%	29.2%	28.8%
Medicaid	11.4	11.4	9.4
Managed Medicare	12.5	12.5	13.0
Managed Medicaid	16.9	16.9	18.4
Managed care	22.8	22.8	22.3
Commercial	0.5	0.5	0.6
Self-pay	6.7	6.7	7.5
Total	100.0%	100.0%	100.0%
___________________

(1) Excludes the impact of the updates to Medicare reimbursement estimates.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)
	Year ended June 30,
		(as adjusted)
SAME STORE:	2012	2012 (1)	2013	% Change
Number of hospitals at end of period	26	26	26
Licensed beds at end of period	6,198	6,198	6,215
Total revenues, including premium revenues (in millions)	$5,590.7	$5,542.1	$5,544.1	—%
Net patient service revenues (in millions)	$5,019.2	$4,970.6	$5,022.2	1.0
Discharges	261,276	261,276	254,597	(2.6)
Adjusted discharges	484,619	484,619	478,666	(1.2)
Average length of stay	4.36	4.36	4.45	2.1
Patient days	1,139,338	1,139,338	1,132,244	(0.6)
Adjusted patient days	2,113,264	2,113,264	2,128,725	0.7
Patient revenue per adjusted discharge	$9,640	$9,540	$9,656	1.2
Inpatient surgeries	60,215	60,215	58,124	(3.5)
Outpatient surgeries	118,851	118,851	114,835	(3.4)
Observation cases	65,640	65,640	69,073	5.2
Emergency room visits	1,150,393	1,150,393	1,158,607	0.7
Health plan claims expense percentage	76.6%	76.6%	78.4%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	18.0%	18.2%	20.0%

Net patient revenue payer mix:
Medicare	27.4%	26.7%	27.1%
Medicaid	14.2	14.3	13.8
Managed Medicare	10.9	11.0	12.0
Managed Medicaid	10.1	10.2	10.7
Managed care	34.6	35.0	33.3
Commercial	1.4	1.4	1.5
Self-pay	1.4	1.4	1.6
Total	100.0%	100.0%	100.0%

Discharges by payer:
Medicare	28.9%	28.9%	28.6%
Medicaid	10.3	10.3	9.0
Managed Medicare	13.1	13.1	13.7
Managed Medicaid	17.7	17.7	18.0
Managed care	23.1	23.1	22.8
Commercial	0.5	0.5	0.6
Self-pay	6.4	6.4	7.3
Total	100.0%	100.0%	100.0%
___________________

(1) Excludes the impact of the updates to Medicare reimbursement estimates.